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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-42036, 33-48226, 33-56584, 33-72168 and 33-89128) of
Ross Systems, Inc. of our report dated September 26, 1996 on our audit related to the consolidated balance sheet of Ross Systems, Inc. as of June 30, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, and the related financial statement schedule, included in this June 30, 1996 Annual Report on Form 10-K of Ross Systems, Inc.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia

September 27, 1996